IAS Reports Third Quarter 2025 Financial Results

Total revenue increased 16% to $154.4 million

Net income of $7.0 million at a 5% margin; adjusted EBITDA increased to $55.3 million at a 36% margin

NEW YORK – November 4, 2025 – Integral Ad Science (Nasdaq: IAS), a leading global media measurement and optimization platform, today announced financial results for the third quarter ended September 30, 2025.

"We exceeded our revenue and adjusted EBITDA outlook for the third quarter with strength across our businesses," said Lisa Utzschneider, CEO of IAS. "We are focused on working towards closing the previously announced acquisition of IAS by Novacap while advancing our business priorities."

Third Quarter 2025 Financial Highlights
•Total revenue was $154.4 million, a 16% increase compared to $133.5 million in the prior-year period.

•Optimization revenue was $73.7 million, a 21% increase compared to $61.1 million in the prior-year period.

•Measurement revenue was $57.1 million, an 8% increase compared to $52.9 million in the prior-year period.

•Publisher revenue was $23.5 million, a 21% increase compared to $19.5 million in the prior-year period.

•International revenue, excluding the Americas, was $44.1 million, an 8% increase compared to $40.8 million in the prior-year period, or 29% of total revenue for the third quarter of 2025.

•Gross profit was $118.8 million, a 12% increase compared to $106.2 million in the prior-year period. Gross profit margin was 77% for the third quarter of 2025.

•Net income was $7.0 million, or $0.04 per share, compared to net income of $16.1 million, or $0.10 per share, in the prior-year period. Net income margin was 5% for the third quarter of 2025.

•Adjusted EBITDA* was $55.3 million, a 9% increase compared to $50.6 million in the prior-year period. Adjusted EBITDA* margin was 36% for the third quarter of 2025.

•Cash and cash equivalents were $129.2 million at September 30, 2025.

Recent Business Highlights

•TMQ Expansion to Meta Threads – In October, IAS announced it is expanding Total Media Quality (TMQ) for Meta to bring third-party, independent Brand Safety & Suitability Measurement to Threads for the first time.

•Brand Safety Measurement for TikTok Pangle – In October, IAS announced it was selected by TikTok to launch new Brand Safety Features, in addition to Viewability and Invalid Traffic Measurement, for advertisers on TikTok Pangle, the TikTok ad network for Business.

•Measurement Expansion on Snap – In November, IAS announced the expansion of its measurement partnership with Snap to give advertisers greater tools to validate and optimize ad effectiveness to drive value for their campaigns across Snapchat.

•Good-Loop Emissions Partnership – In September, IAS announced a significant step forward in the universal decarbonization of digital media, in partnership with responsible media platform Good-Loop. IAS is now enabling advertisers to directly and seamlessly measure emissions of every ad impression delivered across the open internet, at no additional cost.

Transaction with Novacap

On September 24, 2025, IAS announced that it entered into a definitive agreement to be acquired by Novacap, a leading North American private equity firm, in an all-cash transaction. Please refer to IAS's press release announcing the transaction for more information linked here. As a result of the announced transaction, IAS will not host a quarterly earnings conference call or provide a financial outlook. For further detail and discussion of IAS’s financial performance, please refer to IAS’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$129,204	$84,469
Restricted cash	294	506
Accounts receivable, net of allowance for credit losses of $3,845 and $7,454 as of September 30, 2025 and December 31, 2024, respectively	79,515	79,427
Unbilled receivables	54,093	53,388
Prepaid expenses and other current assets	54,093	36,639
Due from related party	13	28
Total current assets	317,212	254,457
Property and equipment, net	3,602	4,004
Internal use software, net	61,714	53,636
Intangible assets, net	115,631	140,943
Goodwill	677,635	673,025
Operating lease right-of-use assets, net	20,583	17,888
Deferred tax asset, net	2,439	1,675
Other long-term assets	9,002	5,943
Total assets	$1,207,818	$1,151,571
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$58,447	$72,910
Operating lease liabilities, current	11,357	10,184
Due to related party	4	11
Deferred revenue	1,834	1,061
Total current liabilities	71,642	84,166
Deferred tax liability, net	8,991	3,118
Long-term debt, net	—	34,189
Operating lease liabilities, non-current	13,421	13,374
Other long-term liabilities	8,808	8,713
Total liabilities	102,862	143,560
Commitments and Contingencies
Stockholders’ Equity
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at September 30, 2025; 0 shares issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized, 166,863,690 and 162,871,266 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	166	163
Additional paid-in-capital	1,025,055	964,765
Accumulated other comprehensive income (loss)	1,540	(3,666)
Retained earnings	78,195	46,749
Total stockholders’ equity	1,104,956	1,008,011
Total liabilities and stockholders’ equity	$1,207,818	$1,151,571

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2025	2024	2025	2024
Revenue	$154,358	$133,528	$437,628	$377,063
Operating expenses:
Cost of revenue	35,553	27,373	100,028	80,628
Sales and marketing	36,317	30,144	104,243	91,541
Technology and development	22,632	16,840	62,431	52,305
General and administrative	33,715	25,348	86,457	71,407
Depreciation and amortization	17,900	16,243	51,605	47,032
Foreign exchange loss (gain), net	667	(2,607)	(7,113)	(723)
Total operating expenses	146,784	113,341	397,651	342,190
Operating income	7,574	20,187	39,977	34,873
Interest income (expense), net	595	(1,325)	680	(4,787)
Net income before income taxes	8,169	18,862	40,657	30,086
Provision for income taxes	(1,124)	(2,773)	(9,211)	(7,562)
Net income	$7,045	$16,089	$31,446	$22,524
Net income per share – basic and diluted	$0.04	$0.10	$0.19	$0.14
Weighted average shares outstanding:
Basic	166,473,735	161,663,506	165,056,742	160,528,610
Diluted	169,800,709	165,084,108	168,275,629	164,635,076
Other comprehensive income:
Foreign currency translation adjustments	94	892	5,206	(360)
Total comprehensive income	$7,139	$16,981	$36,652	$22,164

Stock-Based Compensation
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(IN THOUSANDS)	2025	2024	2025	2024
Cost of revenue	$82	$80	$258	$286
Sales and marketing	7,261	4,829	18,379	14,002
Technology and development	8,486	4,941	18,692	14,139
General and administrative	6,796	6,593	19,665	18,758
Total stock-based compensation	$22,625	$16,443	$56,994	$47,185

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)

Three Months Ended September 30, 2025

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income	Retained earnings	Total stockholders’ equity
Balance, June 30, 2025	165,273,651	$165	$1,000,857	$1,446	$71,150	$1,073,618
RSUs and MSUs vested	1,344,795	1	—	—	—	1
Option exercises	42,826	—	185	—	—	185
ESPP purchase	202,418	—	1,410	—	—	1,410
Stock-based compensation	—	—	22,603	—	—	22,603
Foreign currency translation adjustment	—	—	—	94	—	94
Net income	—	—	—	—	7,045	7,045
Balance, September 30, 2025	166,863,690	$166	$1,025,055	$1,540	$78,195	$1,104,956

Nine Months Ended September 30, 2025

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholders’ equity
Balance, December 31, 2024	162,871,266	$163	$964,765	$(3,666)	$46,749	$1,008,011
RSUs and MSUs vested	3,546,776	3	—	—	—	3
Option exercises	42,826	—	185	—	—	185
ESPP purchase	402,822	—	3,100	—	—	3,100
Stock-based compensation	—	—	57,005	—	—	57,005
Foreign currency translation adjustment	—	—	—	5,206	—	5,206
Net income	—	—	—	—	31,446	31,446
Balance, September 30, 2025	166,863,690	$166	$1,025,055	$1,540	$78,195	$1,104,956

Three Months Ended September 30, 2024

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, June 30, 2024	160,786,740	$161	$934,194	$(2,168)	$15,389	$947,576
RSUs and MSUs vested	995,796	1	—	—	—	1
ESPP purchase	172,615	—	1,478	—	—	1,478
Stock-based compensation	—	—	16,451	—	—	16,451
Foreign currency translation adjustment	—	—	—	892	—	892
Net income	—	—	—	—	16,089	16,089
Balance, September 30, 2024	161,955,151	$162	$952,123	$(1,276)	$31,478	$982,487

Nine Months Ended September 30, 2024

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, December 31, 2023	158,757,620	$159	$901,259	$(916)	$8,954	$909,456
RSUs and MSUs vested	2,827,628	3	—	—	—	3
Option exercises	44,049	—	313	—	—	313
ESPP purchase	325,854	—	3,373	—	—	3,373
Stock-based compensation	—	—	47,178	—	—	47,178
Foreign currency translation adjustment	—	—	—	(360)	—	(360)
Net income	—	—	—	—	22,524	22,524
Balance, September 30, 2024	161,955,151	$162	$952,123	$(1,276)	$31,478	$982,487

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(IN THOUSANDS)	2025	2024
Cash flows from operating activities:
Net income	$31,446	$22,524
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,605	47,032
Stock-based compensation	56,994	47,185
Foreign currency gain, net	(7,723)	(1,775)
Deferred tax provision (benefit)	5,109	(15,457)
Amortization of debt issuance costs	355	348
(Reversal of) allowance for credit losses	(2,119)	949
Impairment of assets	48	37
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	4,464	(7,028)
Decrease (increase) in unbilled receivables	186	(1,723)
Increase in prepaid expenses and other current assets	(14,799)	(18,668)
Increase in operating leases, net	(1,544)	(1,169)
Increase in other long-term assets	(1,201)	(696)
Decrease in accounts payable and accrued expenses and other long-term liabilities	(13,878)	(21,958)
Increase in deferred revenue	768	768
Increase (decrease) in due to/from related party	8	(119)
Net cash provided by operating activities	109,719	50,250
Cash flows from investing activities:
Purchase of property and equipment	(863)	(1,594)
Acquisition and development of internal use software and other	(32,218)	(28,868)
Net cash used in investing activities	(33,081)	(30,462)
Cash flows from financing activities:
Repayment of long-term debt	(35,000)	(90,000)
Payments for debt issuance costs	(1,845)	—
Proceeds from exercise of stock options	185	313
Cash received from Employee Stock Purchase Program	2,263	2,329
Net cash used in financing activities	(34,397)	(87,358)
Net increase (decrease) in cash, cash equivalents, and restricted cash	42,241	(67,570)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,364	(113)
Cash, cash equivalents and restricted cash at beginning of period	87,335	127,290
Cash, cash equivalents, and restricted cash at end of period	$131,940	$59,607
Supplemental Disclosures:
Net cash (received) paid during the period for:
Interest	$(1,015)	$4,613
Taxes	$16,860	$29,942
Non-cash investing and financing activities:
Property and equipment acquired included in accounts payable	$5	$47
Internal use software acquired included in accounts payable	$599	$966
Lease liabilities arising from right-of-use assets	$10,994	$6,110

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as income before depreciation and amortization, stock-based compensation, interest (income) expense, income taxes, acquisition, restructuring and integration costs, foreign exchange loss (gain), net, asset impairments, and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as discussed below, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Reconciliations of historical adjusted EBITDA to its most directly comparable GAAP financial measure, net income/loss, are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(IN THOUSANDS, EXCEPT PERCENTAGES)	2025	2024	2025	2024
Net income	$7,045	$16,089	$31,446	$22,524
Depreciation and amortization	17,900	16,243	51,605	47,032
Stock-based compensation	22,625	16,443	56,994	47,185
Interest (income) expense, net	(595)	1,325	(680)	4,787
Provision for income taxes	1,124	2,773	9,211	7,562
Acquisition, restructuring and integration costs	411	290	760	1,465
Foreign exchange loss (gain), net	667	(2,607)	(7,113)	(723)
Merger related costs	6,093	—	6,093	—
Asset impairments and other costs	—	90	48	90
Adjusted EBITDA	$55,270	$50,646	$148,364	$129,922
Revenue	$154,358	$133,528	$437,628	$377,063
Net income margin	5%	12%	7%	6%
Adjusted EBITDA margin	36%	38%	34%	34%

About Integral Ad Science
Integral Ad Science (IAS) is a leading global media measurement and optimization platform that delivers the industry’s most actionable data to drive superior results for the world’s largest advertisers, publishers, and media platforms. IAS’s software provides comprehensive and enriched data that ensures ads are seen by real people in safe and suitable environments, while improving return on ad spend for advertisers and yield for publishers. Our mission is to be the global benchmark for trust and transparency in digital media quality. For more information, visit integralads.com.

Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance, including guidance, and business, including pipeline and industry trends. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our current expectations relating to the acquisition of the company by Novacap (the “Merger”) and the transactions contemplated by the related Merger Agreement, our estimated and projected costs, profitability, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of our common stock; (ii) the timing to consummate the Merger, or the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; (iii) the failure to satisfy the conditions to the consummation of the Merger, and the other transactions contemplated thereby; (iv) the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated; (v) the effect of the pendency of the Merger on our business relationships, operating results and business generally; (vi) certain restrictions during the pendency of the Merger that may impact our ability to pursue certain business opportunities or strategic transactions; (vii) risks that the Merger disrupts current plans and operations; (viii) risks related to diverting management’s attention from our ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (x) our ability to retain, hire and integrate skilled personnel, and maintain relationships with key business partners and customers, and others with whom we do business, in light of the proposed Merger; (xi) unexpected costs, charges or expenses resulting from the Merger; (xii) the adverse effect on our business, operating results, financial condition, and prospects from various macroeconomic factors, including instability in geopolitical or market conditions; (xiii) our failure to innovate or make the right investment decisions; (xiv) our ability to provide digital or cross-platform analytics; (xv) our failure to maintain or achieve industry accreditation standards; (xvi) our dependence on integrations with advertising platforms, demand side providers (“DSPs”) and proprietary platforms that we do not control; (xvii) our ability to compete successfully with our current or future competitors in an intensely competitive market; (xviii) our ability to sustain our profitability and revenue growth rate; (xix) our dependence on the overall demand for advertising; and (xx) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Additional Information and Where to Find It
This communication is being made in respect of the proposed transaction involving the Company and Novacap. The Company will prepare an information statement for its stockholders, containing the information with respect to the proposed merger specified in Schedule 14C promulgated under the Exchange Act, and describing the proposed transaction. In connection with the proposed transaction, the Company filed with the SEC a preliminary information statement. When completed, a definitive information statement will be mailed to the Company’s stockholders. This communication is not a substitute for the information statement, or any other document, that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction.

THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investor Relations page of the Company’s website at https://investors.integralads.com or by contacting the Company’s Investor Relations by e-mail at ir@integralads.com.

No Offer or Solicitation
No person has commenced soliciting proxies in connection with the proposed transaction referenced in this communication, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities.

Investor Contact:
Jonathan Schaffer
ir@integralads.com

Media Contact:
Tricia Mifsud
press@integralads.com